UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2006

Dresser-Rand Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas		77043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-467-2221

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Dresser-Rand Group Inc. (the "Company") posts on its website (www.dresser-rand.com) its Corporate Governance Guidelines (the "Guidelines"), as required by the commentary to the corporate governance rules of the New York Stock Exchange (the "NYSE") located at Section 303A.09 of those rules. The NYSE is the national securities exchange that maintains the principal listing of the Company's stock. Copies of the Guidelines are also available in print to shareholders upon request (addressed to Dresser-Rand Group Inc., Investor Relations, 1200 W. Sam Houston Parkway N., Houston, Texas 77043).

On September 14, 2006, the Company was notified by the NYSE that the Company omitted to disclose in its 2006 Proxy Statement that the Company's corporate governance guidelines are available on the Company's website, as required by Section 303A.09 of the NYSE's corporate governance rules. The Company will include such disclosure in its Proxy Statement for its 2007 Annual Meeting of Shareholders. Prior to the filing of its 2006 Proxy Statement, the Company had (and will continue to have) posted on its website the Guidelines.

The Company does not believe that the inadvertent omission of such disclosure is material and, further, the NYSE has informed the Company that such omission will be cured by the filing of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

September 18, 2006	By:	Randy D. Rinicella

Name: Randy D. Rinicella
Title: Vice President, General Counsel and Secretary